For Immediate Release

Document Security Systems Reports Second Quarter 2008 Financial Results

ROCHESTER, NY, August 11, 2008 — Document Security Systems, Inc. (AMEX: DMC), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, reported results for the second quarter ended June 30, 2008.

Revenue from continuing operations for the second quarter of 2008 was $2.2 million, an increase of 71% from the $1.3 million reported in the second quarter of 2007. The increase in revenue included a 40% increase in sales of the company’s printed products, including safety paper and secure id products, and a 203% increase in royalty revenue, which included approximately $542,000 of previously deferred revenue from the Ergonomic Group.

“Our performance this quarter reflects the progress we are making towards our goal of expanding the applications of our security products and broadening our customer base to drive revenue growth,” commented Patrick White, CEO of Document Security Systems. “The demand for our security technology and the strength in our core secure printing business is reflected in the wide range of products we delivered during the quarter, including shipments of Medicaid-ready prescription paper under our continued relationship with Boise Cascade, two separate foreign country orders for drivers licenses, and a large secure coupon paper order. In addition, we are already realizing the benefits of the cost reduction program we implemented in March of this year to remove $1.5 million in costs on an annualized basis,” added White.

OPERATING RESULTS

Gross profit from continuing operations for the second quarter increased 101% to $1.3 million compared with gross profit of $653,000 in the second quarter of 2007. Gross profit margin was 61% compared with 50% in the second quarter of 2007.

Operating expenses for continuing operations for the second quarter of 2008 were $2.6 million compared with $2.4 million in 2007, an increase of 11%. The increase was due in part to $322,000 in higher stock based compensation cost, primarily the result of the company’s separation agreement with its former President, and $104,000 in higher patent amortization cost. Otherwise, the company’s operating expenses decreased by 9% during the second quarter as the company began to realize savings from the cost reduction program it initiated in March 2008. Specifically, the company realized reductions from 2007 levels for general and administrative compensation costs (5% reduction), professional fees (43% reduction) and sales and marketing expenses (24% reduction). These reductions were partially offset by increases in research and development costs and for other operating expenses, including higher rent, insurance and utilities costs associated with the company’s larger facility for its plastic printing division in California.

Adjusted EBITDA for the second quarter of 2008 was $164,000 compared with a loss of $951,000 for the comparable period in 2007. (See Reconciliation of GAAP to Non-GAAP Financial Measures table below). The improvement in Adjusted EBITDA reflects the company’s revenue growth, which was coupled with a reduction in the company’s cash based operating expenses, and the recognition of $542,000 of previously deferred revenue as discussed above. In addition, the company recorded other income of approximately $126,000 as a result of court ordered judgment in the company’s favor in June 2008.

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Net loss for the second quarter of 2008 was $1.3 million, or $(0.09) per share, a 28% decrease compared with a net loss of $1.7 million, or $(0.12) per share, for the second quarter of 2007.

As of June 30, 2008, the company had approximately $961,000 in cash and an aggregate of $1.7 million available to it under two revolving credit facilities. During the second quarter of 2008, the company reached agreements to sell a total of 500,000 shares of DMC’s common stock to Walton Invesco, Inc. for an aggregate purchase price of $2.0 million, $700,000 of which was received on June 27, 2008 with the remaining $1.3 million payable in six-month installments over two years. Additionally, the company continues negotiations with a third party to invest substantial resources in the company’s litigation against the European Central Bank.

Robert Fagenson, Chairman of the Board of Directors of Document Security Systems, commented, “At our annual meeting last May, I said that 2008 is the year in which we plan to increase sales dramatically, reduce expenses, separate the ECB litigation from our normal operations, and execute an agreement for the development and proliferation of our Authentiguard DX software, a digital application of our patented technologies. We have made progress in each of these areas. We have already seen significant sales increases of our core security printing products, achieved many of our goals in expense reductions, and have terminated relationships where we felt company resources were being wasted with little possibility of success and return. In addition, we have executed a new agreement with the Ergonomic Group and are in the final stages of developing our new digital technologies.

“Finally, we continue to make progress on strategic acquisitions and have made significant strides in separating the costs of the ECB litigation from the normal operating budget of the company, although there can be no assurance that our negotiations with a strategic partner for the prosecution of our ECB litigation will be successful. I am very proud of the accomplishments of our management team and the progress they have made toward the company’s strategic objectives.”

About Document Security Systems, Inc.

A rapidly growing security technology company, Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	June 30,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$960,898	$742,468
Restricted cash	173,784	-
Accounts receivable, net of allowance of $82,000	966,742	617,320
Inventory	243,945	259,442
Loans to employees	117,022	120,732
Prepaid expenses and other current assets	250,794	487,715

Total current assets	2,713,185	2,227,677

Restricted cash	-	177,345
Fixed assets, net	1,391,273	1,494,540
Other assets	272,255	147,958
Goodwill	1,396,734	1,396,734
Other intangible assets, net	5,548,007	6,149,530

Total assets	$11,321,454	$11,593,784

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,821,875	$1,795,085
Accrued expenses & other current liabilities	1,190,390	818,606
Short term credit facilities	500,000	-
Deferred revenue & customer deposits	195,911	732,355
Current portion of capital lease obligations	84,315	79,948

Total current liabilities	3,792,491	3,425,994

Revolving notes from related parties	1,858,000	300,000

Long-term capital lease obligations	234,387	294,821

Long-term deferred revenue	7,448	15,938

Deferred tax liability	198,659	200,000

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value;
200,000,000 shares authorized,
14,225,198 shares issued and outstanding (13,654,364
in 2007) (325,000 subscribed in 2008)	284,504	273,087
Additional paid-in capital	33,979,169	31,298,571
Subscriptions receivable	(1,300,000)	-
Accumulated deficit	(27,733,204)	(24,214,627)

Total stockholders' equity	5,230,469	7,357,031
Total liabilities and stockholders' equity	$11,321,454	$11,593,784

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)

	Three Months	Three Months
	Ended June 30,	Ended June 30,	% change	Six Months Ended Six Months Ended		% change vs.
	2008	2007	vs. 2007	June 30, 2008	June 30, 2007	2007
Revenue
Security printing & products	$1,155,000	$827,000	40%	$2,087,000	$1,818,000	15%
Royalties	892,000	294,000	203%	1,220,000	593,000	106%
Digital solutions	8,000	12,000	-33%	16,000	175,000	-91%
Legal products	159,000	162,000	-2%	332,000	337,000	-1%
Total Revenue	2,214,000	1,295,000	71%	3,655,000	2,923,000	25%

Costs of revenue
Security printing & products	$796,000	$548,000	45%	$1,392,000	$1,056,000	32%
Digital solutions	4,000	3,000	33%	7,000	37,000	-81%
Legal products	74,000	91,000	-19%	171,000	194,000	-12%
Total cost of revenue	874,000	642,000	36%	1,570,000	1,287,000	22%

Gross profit
Security printing & products	359,000	279,000	29%	695,000	762,000	-9%
Royalties	892,000	294,000	203%	1,220,000	593,000	106%
Digital solutions	4,000	9,000	-56%	9,000	138,000	-93%
Legal products	85,000	71,000	20%	161,000	143,000	13%
Total gross profit	1,340,000	653,000	105%	2,085,000	1,636,000	27%

Selling, general and administrative
General and administrative compensation	$508,000	$534,000	-5%	$1,084,000	$947,000	14%
Stock based payments	619,000	297,000	108%	1,026,000	633,000	62%
Professional Fees	207,000	364,000	-43%	574,000	684,000	-16%
Sales and marketing	299,000	391,000	-24%	687,000	910,000	-25%
Depreciation and amortization	42,000	20,000	110%	84,000	40,000	110%
Other	288,000	205,000	40%	583,000	395,000	48%
Research and development	134,000	109,000	23%	249,000	203,000	23%
Impairment of patent defense costs	-	-		292,000	-
Amortization of intangibles	537,000	433,000	24%	1,064,000	779,000	37%
Total Operating Expenses	2,634,000	2,353,000	12%	5,643,000	4,591,000	23%

Operating loss	(1,294,000)	(1,700,000)	-24%	(3,558,000)	(2,955,000)	20%

Other income (expense):
Interest income	-	34,000	-100%	-	75,000	-100%
Gain/(Loss) on foreign currency adjustments	(12,000)	(1,000)	1100%	(23,000)	(4,000)	475%
Interest expense	(33,000)	(1,000)	3200%	(54,000)	(2,000)	2600%
Other income	126,000	-		126,000	-
Other income (expense), net	81,000	32,000	153%	49,000	69,000	-29%

Loss from continuing operations before income taxes	(1,213,000)	(1,668,000)	-27%	(3,509,000)	(2,886,000)	22%

Income taxes	5,000	5,000	-	10,000	9,000	-

Loss from continuing operations	(1,218,000)	(1,673,000)	-27%	(3,519,000)	(2,895,000)	22%

Loss from discontinued operations:

Loss from operations of discontinued operations	-	(27,000)	-100%	-	(15,000)	-100%
Loss on discontinued operations	-	(27,000)	-100%	-	(15,000)	-100%
Net loss	$(1,218,000)	$(1,700,000)	-28%	$(3,519,000)	$(2,910,000)	21%

Net loss per share, basic and diluted	$(0.09)	$(0.12)	-29%	$(0.26)	$(0.21)	20%

Weighted average common shares outstanding, basic and diluted	13,690,545	13,625,408	0%	13,672,555	13,605,327	0%

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Six Months Ended June 30,
(unaudited)

	2008	2007
Cash flows from operating activities:
Net loss	$(3,518,577)	$(2,910,281)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization expense	1,222,084	870,247
Stock based compensation	1,056,018	633,040
Impairment of patent defense costs	291,581	-
Increase in restricted cash	3,561	-
(Increase) decrease in assets:
Accounts receivable	(349,422)	(75,175)
Inventory	15,497	(61,743)
Prepaid expenses and other assets	(164,027)	(238,656)
Increase (decrease) in liabilities:
Accounts payable	164,343	360,023
Accrued expenses and other liabilities	186,802	(49,754)
Deferred revenue	(544,934)	(164,299)

Net cash used by operating activities	(1,637,075)	(1,636,598)

Cash flows from investing activities:
Purchase of fixed assets	(189,802)	(70,705)
Restricted cash- patent litigation guarantee
Acquisition of business	-
Purchase of other intangible assets	(756,626)	(661,709)

Net cash used by investing activities	(946,428)	(732,414)

Cash flows from financing activities:
Borrowing on revolving note- related parties	2,058,000	-
Repayments of capital lease obligations	(56,067)	(18,115)
Payment of stock issuance costs	-	(519,619)
Issuance of common stock	800,000	355,225
Net cash provided (used) by financing activities	2,801,933	(182,509)

Net increase (decrease) in cash and cash equivalents	218,430	(2,551,521)
Cash and cash equivalents beginning of period	742,468	5,802,615
Cash and cash equivalents end of period	$960,898	$3,251,094

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Adjusted EBITDA: Non-GAAP Financial Performance Measure

	Three Months Ended June 3o,			Six Months Ended June 30,
			% change vs.			% change
	2008	2007	2007	2008	2007	vs. 2007
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(1,218,000)	$(1,700,000)	-28%	$(3,519,000)	$(2,910,000)	21%

Add back:

Depreciation	158,000	47,000	236%	158,000	91,000	74%
Amortization of Intangibles	537,000	433,000	24%	1,064,000	779,000	37%
Stock based payments	649,000	297,000	119%	1,056,000	633,000	67%
Interest Income	-	(34,000)	-100%	-	(75,000)	-100%
Interest Expense	33,000	1,000	3200%	54,000	2,000	2600%
Income Taxes	5,000	5,000	-	10,000	9,000	-

Adjusted EBITDA	164,000	(951,000)	-117%	(1,177,000)	(1,471,000)	-20%

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operation and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

Document Security Systems considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. Document Security Systems believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

Investor Contact
Lippert /Heilshorn & Associates
212-838-3777
Amy Gibbons
agibbons@lhai.com

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